Exhibit 23(j) under Form N-1A
                                               Exhibit 23 under Item 601/Reg.S-K

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the references to our firm under the captions "Financial Highlights" in the WCT Equity Fund prospectus and Independent Public Accountants in the WCT Equity Fund Statement of Additional Information in Post-Effective Amendment No.2 (Form N-1A, No. 333-35785) Registration Statement of WCT Equity Fund (a Portfolio of the WCT Funds) and to our report dated December 23, 1998, on the financial statements as of October 31, 1998 of WCT Equity Fund, included in or made part of this Registration Statement.

                               ARTHUR ANDERSEN LLP

Boston, Massachusetts
December 30, 1998